                                     EXHIBIT 11.1

                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                 COMPUTATION OF SHARES USED IN PER SHARE CALCULATIONS


                                                   Quarter Ended March 31,
                                                  -------------------------
(In thousands, except per share data)               1997            1996
                                                  --------       ----------

Weighted average shares of common stock            21,343          18,981

Common stock equivalents                               --           1,367
                                                  --------       ---------

Shares used in calculation of earnings (loss)
  per share                                        21,343          20,348
                                                  --------       ---------
                                                  --------       ---------

Net income (loss)                                 $  (561)       $  2,551
                                                  --------       ---------
                                                  --------       ---------

Earnings (loss) per share                         $ (0.03)       $   0.13
                                                  --------       ---------
                                                  --------       ---------


                                    -28